                                                                    EXHIBIT 23

                                  CONSENT

    I hereby consent to the inclusion of my opinion under the caption "United States Tax Consideration" or any similar caption referring to United States taxation and to any reference to me under the caption "Legal Opinions" in any Prospectus Supplement or Pricing Supplement included in the Prospectus included in this Registration Statement.



                                                     /s/ James M. Kalashian
                                                     ----------------------
                                                     James M. Kalashian
                                                     General Electric Capital
                                                          Corporation
                                                     General Tax Counsel